Exhibit 99.2

Rubrik Announces Pricing of Offering of $1.0 Billion of Convertible Senior Notes

•	Strategic capital raise with proceeds used to enhance strategic flexibility, including debt refinancing

•	A portion of the proceeds to be used to pay for capped call transactions to offset any share dilution up to a 100% premium to the current stock price

PALO ALTO, June 10, 2025 — Rubrik, Inc. (“Rubrik”) (NYSE: RBRK), today announced the pricing of $1.0 billion aggregate principal amount of 0.00% Convertible Senior Notes due 2030 (the “Notes”) in a private placement (the “Offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

Rubrik also granted the initial purchasers of the Notes an option to purchase, within a 13-day period beginning on, and including, the date on which the Notes are first issued, up to an additional $150.0 million aggregate principal amount of Notes. The sale of the Notes to the initial purchasers is expected to close on June 13, 2025, subject to customary closing conditions.

The Notes will be general unsecured obligations of Rubrik and will not bear regular interest and the principal amount of the Notes will not accrete. The Notes will mature on June 15, 2030, unless earlier converted, redeemed or repurchased.

Rubrik estimates that the net proceeds from the Offering will be approximately $980.0 million (or approximately $1.13 billion if the initial purchasers exercise their option to purchase additional Notes in full), after deducting the initial purchasers’ discounts and commissions and estimated Offering expenses payable by Rubrik.

Rubrik expects to use the net proceeds to pay the $77.0 million cost of the capped call transactions described below, to repay in full the $327.9 principal amount of outstanding loans under and terminate its credit agreement, and for general corporate purposes, which may include acquisitions or strategic investments in complementary businesses or technologies, working capital, operating expenses and capital expenditures. If the initial purchasers exercise their option to purchase additional Notes, Rubrik expects to use a portion of the net proceeds from the sale of the additional Notes to enter into additional capped call transactions as described below and the remainder for general corporate purposes as described above.

Prior to March 15, 2030, the Notes will be convertible at the option of the noteholders only if one or more specific conditions are met. On or after March 15, 2030 until the close of business on the second scheduled trading day immediately preceding the maturity date, the Notes will be convertible in integral multiples of $1,000 principal amount at the option of the noteholders at any time regardless of these conditions. Upon conversion, Rubrik will pay or deliver, as the case may be, cash, shares of Rubrik’s Class A common stock, par value $0.000025 per share (“Class A common stock”) or a combination of cash and shares of Class A common stock, at its election. The initial conversion rate is 8.0155 shares of Class A common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $124.76 per share of Class A common stock, which represents a conversion premium of approximately 42.5% to the last reported sale price of Class A common stock on the New York Stock Exchange on June 10, 2025), and will be subject to customary anti-dilution adjustments.

Rubrik may not redeem the Notes prior to June 20, 2028. Rubrik may redeem for cash all or any portion of the Notes (subject to the partial redemption limitation described below), at its option, on or after June 20, 2028 if the last reported sale price of Class A common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Rubrik provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date. If Rubrik redeems less than all of the outstanding Notes, at least $100.0 million aggregate principal amount of Notes must be outstanding and not subject to redemption as of, and after giving effect to, delivery of the relevant notice of redemption.

If Rubrik undergoes a “fundamental change” (as defined in the indenture that will govern the Notes), then, subject to certain conditions and limited exceptions, holders of the Notes may require Rubrik to repurchase for cash all or any portion of their Notes in principal amounts of $1,000 or an integral multiple thereof at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date. In addition, following certain corporate events that occur prior to the maturity date of the Notes or if Rubrik delivers a notice of redemption, Rubrik will, in certain circumstances, increase the conversion rate of the Notes for a holder who elects to convert its Notes in connection with such a corporate event or convert its Notes called (or deemed called) for redemption during the related redemption period, as the case may be.

In connection with the pricing of the Notes, Rubrik entered into capped call transactions with certain affiliates of certain initial purchasers and other financial institutions (the “Option Counterparties”). The capped call transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of Class A common stock initially underlying the Notes. The capped call transactions are expected generally to reduce the potential dilution to the Class A common stock upon any conversion of Notes and/or offset any cash payments Rubrik is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap.

The cap price of the capped call transactions relating to the Notes is initially $175.10 per share of the Class A common stock, which represents a premium of 100.0% over the last reported sale price of the Class A common stock on the New York Stock Exchange on June 10, 2025, and is subject to certain adjustments under the terms of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, Rubrik expects the Option Counterparties or their respective affiliates will enter into various derivative transactions with respect to the Class A common stock and/or purchase shares of Class A common stock concurrently with or shortly after the pricing of the Notes, including with, or from, as the case may be, certain investors in the Notes. This activity could increase (or reduce the size of any decrease in) the market price of the Class A common stock or the Notes at that time.

In addition, the Option Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Class A common stock and/or purchasing or selling shares of Class A common stock or other securities of Rubrik in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so following any conversion, repurchase upon a fundamental change or redemption of the Notes, or, to the extent Rubrik exercises the relevant election under the capped call transactions, following any other repurchase of the Notes). This activity could also cause or avoid an increase or a decrease in the market price of the Class A common stock or the Notes, which could affect a noteholder’s ability to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of Notes, it could affect the number of shares, if any, and value of the consideration that a noteholder will receive upon conversion of its Notes.

The Notes and shares of Class A common stock issuable upon conversion of the Notes, if any, have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons, absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding, among other things, the proposed Offering, including statements concerning the anticipated completion of the proposed Offering of the Notes, the capped call transactions, the anticipated use of proceeds from the Offering, and the potential impact of the foregoing or related transactions on dilution to holders of the Class A common stock and the market price of the Class A common stock or the Notes or the conversion price of the Notes. These forward-looking statements are based on Rubrik’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Rubrik’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. These risks include, but are not limited to market risks, trends and conditions. These and other risks are more fully described in Rubrik’s filings with the Securities and Exchange Commission (“SEC”), including in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended January 31, 2025, filed with the SEC on March 20, 2025, in its Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2025, filed with the SEC on June 9, 2025, as well as other filings Rubrik may make with the SEC in the future. Rubrik undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Investor Relations Contact

Melissa Franchi

VP, Head of Investor Relations, Rubrik

781.367.0733

IR@rubrik.com

Public Relations Contact

Jessica Moore

VP, Global Communications, Rubrik

415.244.6565

jessica.moore@rubrik.com